Exhibit 1.1

13,333,333 Shares

POLYONE CORPORATION

COMMON SHARES ($0.01 PAR VALUE)

UNDERWRITING AGREEMENT

January 30, 2020

January 30, 2020

Morgan Stanley & Co. LLC and Citigroup Global Markets Inc.

as Representatives of the several Underwriters

listed in Schedule I hereto

c/o Morgan Stanley & Co. LLC, as Representative

 1585 Broadway

 New York, New York 10036

c/o Citgroup Global Markets Inc., as Representative

 388 Greenwich Street

 New York, NY 10013

Ladies and Gentlemen:

PolyOne Corporation, an Ohio corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), for whom Morgan Stanley & Co. LLC and Citigroup Global Markets Inc. are acting as representatives (together, the “Representatives”), 13,333,333 common shares, par value $.01 per share (the “Firm Shares”). The Company also proposes to issue and sell to the several Underwriters not more than an additional 2,000,000 common shares, par value $.01 per share (the “Additional Shares”) if and to the extent that the Representatives shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional Shares granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The common shares, par value $.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-236116), including a base prospectus (the “Base Prospectus”), covering the offering and sale of its debt securities and common shares (the “Shelf Securities”), including the Shares, which automatic shelf registration statement became effective under Rule 462(e) under the Securities Act of 1933 (the “Securities Act”). The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is hereinafter referred to as the “Registration Statement”. The Base Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus” and the term “preliminary prospectus” means any preliminary form of the Prospectus, in the form used in the offering of the Shares and any amendments thereto, in each case at any time prior to the filing of the Prospectus after the Applicable Time pursuant to Rule 424(b) under the Securities Act prior to filing of the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus contained in the Registration Statement at the Applicable Time together with the documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Base Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Base Prospectus, the preliminary prospectus, the Time of Sale Prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or threatened by the Commission.

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) (a) the Time of Sale Prospectus and (b) any individual Testing-The-Waters Communication (as defined below), when considered together with the Time of Sale Prospectus, in each case as of the Applicable Time (as defined below), did not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, as of the Applicable Time did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information (i) relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein and (ii) relating to that part of the Registration Statement that constitutes the Statement of Eligibility and Qualifications (Form T-1) of the Trustee under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder. For the purposes of this Agreement, the “Applicable Time” is 5:25 P.M. (New York City time) on the date of this Agreement.

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and broadly available road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the Representatives’ prior consent, prepare, use or refer to, any free writing prospectus.

(d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with the full corporate power and authority to own or lease, as the case may be, and to operate its property and conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and to perform its obligations under this Agreement. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except to the extent that the failure to be so qualified to do business or be in good standing as a foreign corporation could not reasonably be expected to result in a Material Adverse Change (as defined below).

(e) Each subsidiary of the Company has been duly incorporated, organized or formed, is validly existing as a corporation or other business entity in good standing under the laws of the jurisdiction of its incorporation, organization or formation, with the full corporate or other business entity power and authority to own or lease, as the case may be, and to operate its property and conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus. Each subsidiary of the Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except to the extent that the failure to be so qualified to do business or be in good standing as a foreign corporation could not reasonably be expected to result in a Material Adverse Change. All of the outstanding shares of capital stock or other equity interests of each wholly-owned subsidiary of the Company have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, all outstanding shares of capital stock or other equity interests of the wholly-owned subsidiaries are owned by the Company either directly or through wholly-owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances, except for security interests, claims, liens or encumbrances that could not reasonably be expected to result in a Material Adverse Change.

(f) This Agreement has been duly authorized, executed and delivered by the Company.

(g) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(h) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

(i) The Shares have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Shares will not be subject to any preemptive or similar rights.

(j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not conflict with or result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to (i) applicable law, (ii) the amended and restated articles of incorporation or the amended and restated regulations of the Company or (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except, in the cases of clauses (iii) and (iv) only, as could not be reasonably expected to result in a Material Adverse Effect. No consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by the Company of its obligations under this Agreement, except such as may be required under the Securities Act, the Exchange Act and the rules and regulations thereunder and as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(k) Except as otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus (exclusive of any amendment or supplement thereto), subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus (exclusive of any amendment or supplement thereto): (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company, except for dividends paid in the ordinary course of business, or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or, except for shares of its common stock received from employees to satisfy tax withholding obligations or to pay option or stock appreciation rights exercise prices, repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(l) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that could reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company and its subsidiaries, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, that could reasonably be expected to result in a Material Adverse Change.

(m) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(n) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o) The Company and its subsidiaries (i) are in compliance with all applicable foreign, federal, state and local laws and regulations and rules of common law relating to pollution or the protection of the environment, natural resources or occupational health and safety with respect to Hazardous Materials (as defined below), including without limitations those relating to the release or threat of release of Hazardous Materials (“Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; (iii) have not received written notice of any actual or potential liability for the investigation or remediation of any Hazardous Materials; (iv) have not received any written notice of violation, investigation, demand letters or request for information under any Environmental Law, and there is no civil, criminal or administrative action, suit, claim, hearing or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries under any Environmental Law; (v) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any facility or property owned by the Company or any of its subsidiaries, or, to the knowledge of the Company, with respect to any facility or property leased by the Company or any of its subsidiaries; (vi) neither the Company nor any of its subsidiaries is subject to any binding written order, decree or agreement requiring any of them to perform any response or corrective action relating to any Hazardous Materials; (vii) neither the Company nor any of its subsidiaries has received written notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), or any comparable state or foreign law; (viii) no property or facility of the Company or any of its subsidiaries is listed or, to the knowledge of the Company, proposed for listing on the National Priorities List under CERCLA or, to the knowledge of the Company, on any comparable list maintained by any governmental authority; and (ix) to the knowledge of the Company, there are no past or present actions, events, operations or activities which could reasonably be expected to prevent or interfere with compliance by the Company or any subsidiary with any applicable Environmental Law or to result in liability (including, without limitation, fines or penalties) under any applicable Environmental Law, except in the case of clauses (i) through (ix) hereof as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change or except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus. “Hazardous Materials” means any substance, chemical, material, pollutant, waste, contaminant or constituent, which is subject to regulation under or could give rise to liability under any Environmental Law.

(p) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(q) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA (as defined below), the UK Bribery Act (as defined below) or any other applicable anti-bribery or anti-corruption law, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, the UK Bribery Act or any other applicable anti-bribery or anti-corruption law and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA, the UK Bribery Act and other applicable anti-bribery and anti-corruption laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the FCPA, the UK Bribery Act or any other applicable anti-bribery or anti-corruption law.

“FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“UK Bribery Act” means the Bribery Act 2010 of the United Kingdom, as amended, and the rules and regulations thereunder.

(r) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(s) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of Commerce, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country, region or territory that is the subject of Sanctions. The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person, (i) to fund any activities of or business with any person that, at the time of such funding, is the subject of Sanctions, or is in Cuba, Crimea, Iran, North Korea, Syria or in any other country, region or territory, that, at the time of such funding, is the subject of Sanctions, or (ii) in any other manner that will result in a violation by any person (including any person participating in the Offering, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(t) The Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, trade secrets, domain names, trade dress, industrial designs, and product formulations and specifications (collectively, the “Intellectual Property”) necessary for the conduct of their respective businesses as now conducted or as proposed in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus to be conducted. Except as set forth in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, to the knowledge of the Company and its subsidiaries, (i) there is no material infringement by third parties of any such Intellectual Property; (ii) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or enforceability of any registered, issued, or common law Intellectual Property owned by the Company or any pending applications owned by the Company for registration or issuance of Intellectual Property (not including office actions or other prosecution matters in the ordinary course), and the Company is not aware of any facts which would form a reasonable basis for any such claim; (iii) there is no pending or threatened action, suit, proceeding or claim by others that the Company infringes or otherwise misappropriates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is not aware of any other fact which would form a reasonable basis for any such claim; and (iv) there is no prior act of inequitable conduct which the Company is aware that would render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office, except in the case of clauses (i) through (iv) above, as could not reasonably be expected to result in a Material Adverse Change.

(u) Except as could not reasonably be expected to result in a Material Adverse Change, (i)(A) to the Company’s knowledge, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to any of the Company’s and its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”) and (B) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; (ii) the Company and its subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification; and (iii) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards reasonably designed to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards.

(v) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except (i) in any case in which the failure so to file could not reasonably be expected to result in a Material Adverse Change, (ii) such filings as are being contested in good faith, or (iii) as set forth in or contemplated in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith, or as could not reasonably be expected to result in a Material Adverse Change, or except as set forth in or contemplated in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(w) The financial statements of the Company included or incorporated by reference in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and present fairly the consolidated financial position of the Company and its subsidiaries as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles (“U.S. GAAP”) applied on a consistent basis throughout the periods covered thereby except for any normal year-end adjustments in the Company’s quarterly financial statements. The pro forma financial statements and the related notes thereto included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The statistical, industry-related and market-related data included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate and such data is consistent with the sources from which they are derived, in each case in all material respects. The Company has reviewed the financial statements of the Business (as defined in Section 1(z)) included or incorporated by reference in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes thereto, with both Clariant AG and its independent registered public accounting firm, PricewaterhouseCoopers AG, Basel, and, based on such review, to the Company’s knowledge, the financial statements together with the related notes thereto of the Business incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and present fairly the consolidated financial position of the Business as of the dates shown, and such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods covered thereby, except as otherwise noted therein.

(x) Ernst & Young LLP, who has certified certain financial statements of the Company and its subsidiaries and delivered its report with respect to such audited consolidated financial statements and schedules filed with the Commission as part of the Registration Statement and included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(y) To the Company’s knowledge, PricewaterhouseCoopers AG, Basel, who has certified certain financial statements of the color and additive masterbatch businesses each of Clariant AG, a corporation organized and existing under the laws of Switzerland, and Clariant Chemicals (India) Limited, a public limited company incorporated in India (collectively, the “Business”) and delivered its report with respect to such audited consolidated financial statements and schedules filed with the Commission as part of the Registration Statement and included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Business within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(z) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and(iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(aa) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(bb) The Company (i) has not alone engaged in any Testing-the-Waters Communication with any person (other than Testing-the-Waters Communications with the consent of Morgan Stanley with entities that are reasonably believed to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are reasonably believed to be accredited investors within the meaning of Rule 501 under the Securities Act) and (ii) has not authorized anyone other than Morgan Stanley to engage in Testing-the-Waters Communications. The Company reconfirms that

Morgan Stanley has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. “Testing-the-Waters Communication” means any communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Securities Act.

(cc) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except for such failure to obtain such licenses, certificates, permits and other authorizations that could not reasonably be expected to result in a Material Adverse Change, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Change, except as set forth in or contemplated in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(dd) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(ee) The Company and each of its subsidiaries, subject to deductibles and/or self-insured retainages, are insured by insurers rated “B” or better by A. M. Best Company against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged. All policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect, except for such failure to maintain insurance and fidelity or surety bond that could not reasonably be expected to result in a Material Adverse Change. The Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, except for such claims which individually or in the aggregate could not reasonably be expected to result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to result in a Material Adverse Change, except as set forth in or contemplated in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(ff) The Company and its subsidiaries and their respective officers and directors are in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(gg) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company or any of its subsidiaries, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(hh) Each of the Company and its ERISA Affiliates, as defined below, except as would not reasonably be expected to result in a Material Adverse Change, has fulfilled, and reasonably expects to fulfill, its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and its ERISA Affiliates are eligible to participate, and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations thereunder and the Internal Revenue Code of 1986, as amended (the “Code”). Neither the Company nor any of its ERISA Affiliates, except as would not reasonably be expected to result in a Material Adverse Change, has incurred any unpaid liability or reasonably expects to incur any liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course and without default) or to any such plan under Title IV of ERISA. “ERISA Affiliates” shall mean any trades or businesses (whether or not incorporated) under common control within the meaning of Section 414 of the Code with the Company.

(ii) Neither the Company nor any subsidiary is in violation or default of (i) any provisions of its charter or bylaws; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, in the case of clause (ii) or (iii) for the Company and its subsidiaries and clause (i) for the Company’s subsidiaries only, for such violation or default that could not reasonably be expected to result in a Material Adverse Change.

(jj) The Company is a “well-known seasoned issuer,” as defined under the Securities Act, and was a “well-known seasoned issuer” at the times specified in the Securities Act in connection with the offering of the Shares.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $32.40 a share (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, the Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares or later than five business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering sales of shares in excess of the number of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

3. Terms of Public Offering. The Company is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in the Representatives’ judgment is advisable. The Company is further advised by the Representatives that the Shares are to be offered to the public initially at $33.75 a share (the “Public Offering Price”) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of $0.81 a share under the Public Offering Price.

4. Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on February 4, 2020, or at such other time on the same or such other date, not later than February 11, 2020, as shall be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than March 13, 2020, as shall be designated in writing by the Representatives.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as the Representatives shall request not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to the Representatives on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

5. Conditions to the Underwriters’ Obligations. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 5:00 p.m. (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission;

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(iii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the Representatives’ judgment, is material and adverse and that makes it, in the Representatives’ judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Sections 5(a)(i) and 5(a)(ii) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date an opinion (which includes negative assurances) of Jones Day, outside counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(d) The Underwriters shall have received on the Closing Date an opinion of Lisa K. Kunkle, Senior Vice President, General Counsel and Secretary for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(e) The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Cahill Gordon & Reindel LLP, counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(f) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants of the Company, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(g) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers AG, Basel, independent public accountants of the Business, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(h) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Representatives and the persons listed on Schedule III hereto of the Company relating to restrictions on sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect on the Closing Date.

(i) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, a certificate signed by both the chief financial officer and the controller of the Company in substantially the form of Exhibit B hereto.

(j) The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of the following:

(i) a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 5(b) hereof remains true and correct as of such Option Closing Date;

(ii) an opinion of Jones Day, outside counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof;

(iii) an opinion of Lisa K. Kunkle, Senior Vice President, General Counsel and Secretary for the Company, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(d) hereof;

(iv) an opinion and negative assurance letter of Cahill Gordon & Reindel LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(e) hereof;

(v) a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants of the Company, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(f) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than two business days prior to such Option Closing Date;

(vi) a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers AG, Basel, independent public accountants of the Business, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(g) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than two business days prior to such Option Closing Date;

(vii) a certificate dated the Option Closing Date, signed by both the chief financial officer and the controller of the Company, in substantially the form of Exhibit B hereto; and

(viii) such other documents as the Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

6. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to the Representatives, without charge, nine (9) signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto but including documents incorporated by reference) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request.

(h) To make generally available to the Company’s security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement (which need not be audited) which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder, which may be satisfied by filing or furnishing such materials with the Commission’s EDGAR system.

(i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any issuance, transfer, stamp or other similar taxes (collectively, “Transfer Taxes”)) payable thereon and any Transfer Taxes imposed on the resale of the Shares by the Underwriters to the initial investors, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum (provided, however, that the Underwriters’ counsel’s fees shall be limited to $10,000), (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority, (v) all costs and expenses incident to listing the Shares on the NYSE, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company and the Underwriters relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay the fees and disbursements of their counsel.

(j) The Company will deliver to each Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.

The Company also covenants with each Underwriter that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period ending 60 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause 1 or 2 above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. The restrictions contained in the foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof as described in each of the Time of Sale Prospectus and Prospectus, (C) any shares of Common Stock or other securities issued or granted pursuant to an employee and/or director benefit plan, equity incentive plan or dividend reinvestment plan of the Company described in the Time of Sale Prospectus and Prospectus, (D) the filing of a registration statement on Form S-8 or other appropriate forms as required by the Securities Act, and any amendments thereto, relating to the Common Stock or other equity-based securities issuable pursuant to the Company’s employee benefit plans or equity incentive plans described in the Time of Sale Prospectus and Prospectus, (E) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act, for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period; or (F) the issuance of Common Stock (i) in connection with any other merger, acquisition or other business combination or (ii) in exchange for the assets of, or a majority or controlling portion of the equity of, another entity, provided that (x) the aggregate number of shares of

Common Stock so issued pursuant to the exception in this subsection (F) shall not exceed 5% of the aggregate number of shares of Common Stock of the Company outstanding on a fully diluted basis after giving effect to such issuance and any similar or related issuances, (y) prior to the issuance of such shares each recipient of such shares shall execute an agreement in the form of Exhibit A and (z) this clause (F) shall not apply to any issuance of Common Stock in connection with the acquisition of the Business.

7. Covenants of the Underwriters. Each Underwriter, severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), the Prospectus or any amendment or supplement thereto, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters through the Representatives consists of the information described as such in paragraph (b) below.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto, which information is limited to the concession figure appearing in the sixth paragraph under the heading “Underwriting” and the information contained in the twelfth paragraph under the heading “Underwriting” set forth in each of the Time of Sale Prospectus and the Prospectus.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, which will not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9. Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to or on the Closing Date or any Option Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange or the NASDAQ Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Representatives’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

12. Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United State.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

13. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14. Applicable Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding, as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by certified or express mail with return receipt to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to Morgan Stanley at 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department and Citigroup Global Markets Inc. at 388 Greenwich Street New York, NY 10013 Attention: General Counsel; and if to the Company shall be delivered, mailed or sent to PolyOne Corporation, 33587 Walker Road, Avon Lake, Ohio 44012, Attention: Lisa K. Kunkle, with a copy to Jones Day, 901 Lakeside Avenue, Cleveland, Ohio 44114, Attention: Michael J. Solecki.

Very truly yours, POLYONE CORPORATION

By:	/s/ Lisa K. Kunkle
	Name:	Lisa K. Kunkle
	Title:	Senior Vice President, General Counsel and Secretary

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof Morgan Stanley & Co. LLC Citigroup Global Markets Inc. Acting as representatives of the several Underwriters named in Schedule I hereto.

By:	Morgan Stanley & Co. LLC

By:	/s/ Neil Guha
	Name:	Neil Guha
	Title:	Executive Director

[Signature Page to Underwriting Agreement]

By:	Citigroup Global Markets Inc.

By:	/s/ Nick Regas
	Name:	Nick Regas
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. LLC	4,213,333
Citigroup Global Markets Inc.	4,213,333
Wells Fargo Securities, LLC	2,106,667
HSBC Securities (USA) Inc.	1,200,000
BTIG, LLC	400,000
Citizens Capital Markets, Inc.	400,000
PNC Capital Markets LLC	400,000
SunTrust Robinson Humphrey, Inc.	400,000

Total:	13,333,333

I-1

SCHEDULE II

Time of Sale Prospectus

Preliminary Prospectus issued January 28, 2020

Pricing Information Provided Orally by Underwriters:

Price per share to the public: $33.75

Number of Firm Shares Offered: 13,333,333

Number of Additional Shares: 2,000,000

SCHEDULE III

Lock-Up Parties

Directors

Robert E. Abernathy

Richard H. Fearon

Gregory J. Goff

William R. Jellison

Sandra Beach Lin

Kim Ann Mink

Kerry J. Preete

Patricia Verduin

William A. Wulfsohn

Section 16 Officers

Michael A. Garratt

J. Scott Horn

Woon Keat Moh

Lisa K. Kunkle

M. John Midea

Robert M. Patterson

Christopher L. Pederson

Joel R. Rathbun

Bradley C. Richardson

João José San Martin

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EXHIBIT A

[FORM OF LOCK-UP AGREEMENT]

                                                                      , 2020

Morgan Stanley & Co. LLC

Citigroup Global Markets Inc.

Wells Fargo Securities, LLC

HSBC Securities (USA) Inc.

BTIG, LLC

Citizens Capital Markets, Inc.

PNC Capital Markets LLC

SunTrust Robinson Humphrey, Inc.

c/o Morgan Stanley & Co. LLC

 1585 Broadway

 New York, NY 10036

c/o Citigroup Global Markets Inc.

 399 Greenwich Street

 New York, NY 10013

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC and Citigroup Global Markets Inc. (together the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with PolyOne Corporation, an Ohio corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including each of the Representatives (the “Underwriters”), of common shares, par value $.01 per share, of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending on the earlier to occur of (A) 60 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”) and (B) in the event of termination or cancellation of the Underwriting Agreement prior to the Closing Date (as defined in the Underwriting Agreement) in accordance with its terms, such date of termination or cancellation (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers pursuant to a will or the laws of intestacy, (c) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, (d) transfers to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin), (e) transfers to a member of the undersigned’s immediate family, (f) distributions of shares of Common Stock or any security convertible into Common Stock to limited partners or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) through (f), (i) each donee, trustee, distributee or transferee shall sign and deliver a lock-up agreement substantially in the form of this agreement and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period, or (g) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period. In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. Notwithstanding the foregoing, and subject to the conditions below, the undersigned may also, without the prior written consent of the Representatives:

1.

transfer Common Stock or securities convertible into or exercisable or exchangeable for Common Stock pursuant to a 10b5-1 Plan existing on the date hereof; provided such transfers are not required to be reported, and no voluntary filings shall be made, with the Securities and Exchange Commission pursuant to Section 16 of the Exchange Act during the Restricted Period;

2

2.

exercise a warrant or an option to purchase, or settle any other equity award for, shares of Common Stock, in each case, to the extent such warrants, options or equity awards are described in the Prospectus; provided that any shares of Common Stock received are subject to the restrictions contained in this agreement; provided further that any public reports or filings, including filings under Section 16 of the Exchange Act that shall be required to be made shall clearly indicate in the footnotes thereto that such sale or withholding was solely pursuant to the circumstances described above; and

3.

transfer Common Stock to the Company to satisfy any tax payment or tax withholding obligations in connection with the exercise or settlement of any equity awards under the Company’s equity compensation plans in existence on the date hereof to the extent such equity compensation plans are described in the Prospectus; provided that any public reports or filings, including filings under Section 16 of the Exchange Act that shall be required to be made shall clearly indicate in the footnotes thereto that such sale or withholding was solely pursuant to the circumstances described above.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

(Signature page follows)

3

Very truly yours,

(Name)

4

Exhibit B

Form of Chief Financial Officer’s Certificate

[provided separately]